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                                                                   EXHIBIT 10.91


                        RESTRICTED STOCK AWARD AGREEMENT


         THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made and entered into as of the 16th day of December, 2005 by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation, and BENJAMIN M. ANDERSON-RAY (the "Executive"), an employee of the Company,

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company and the Executive are parties to an employment agreement dated June 22, 2005 (the "Employment Agreement"); and

         WHEREAS, Section 3(c) of the Employment Agreement provides for the award to the Executive of Forty-Two Thousand (42,000) shares of restricted common stock of the Company under the Company's Long Term Executive Incentive Plan as approved by stockholders in 2002 (the "LTIP"); and

         WHEREAS, inasmuch as the LTIP does not currently authorize the award of restricted common stock, the Company and the Executive have agreed that the Company shall grant and award restricted common stock to the Executive separate from, and in lieu of an award under, the LTIP.

         NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Award of Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants and awards to the Executive Forty-Two Thousand (42,000) shares of common stock of the Company, which shall be restricted as set forth in this Agreement (the "Restricted Stock").

         2. Grant Date. The grant date of the award of the Restricted Stock is December 16, 2005.

         3. Vesting of Restricted Stock. Notwithstanding anything to the contrary contained in the Employment Agreement, the Executive shall become vested in the number of shares of Restricted Stock on the dates specified in the table set forth below so long as he is employed by the Company pursuant to the Employment Agreement on the applicable vesting date. There shall be no other conditions or performance factors or goals that must be satisfied in order for the shares of Restricted Stock to become vested. In the event that the Executive is not so employed by the Company on any vesting date, all unvested shares of Restricted Stock shall immediately be forfeited by the Executive and revert back to the Company, and the Executive shall have no rights with respect to such shares.


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                  Number of Shares               Date of Vesting
                  ----------------               ---------------

                       14,000                   December 31, 2005
                       14,000                   December 31, 2006
                       14,000                   December 31, 2007

         4. Dividend, Voting and Other Rights. Notwithstanding anything to the contrary contained in the Employment Agreement, prior to the respective dates on which shares of Restricted Stock shall become vested as provided in this Agreement, the Executive shall be entitled to (a) receive all dividends and distributions, if any, paid with respect to the shares of Restricted Stock, (b) exercise all voting rights with respect to the shares of Restricted Stock, and
(c) exercise and possess all other rights and attributes of ownership of the shares of Restricted Stock to the same extent as if he is the owner thereof, other than as provided in this Agreement.

         5. Certain Representations and Agreements. The Executive hereby understands and agrees that (a) none of the shares of Restricted Stock have been registered or qualified under any federal or state securities laws and are being issued by the Company in reliance upon certain exemptions from registration or qualification under such laws, (b) because the shares of Restricted Stock have not been registered or qualified under any federal or state securities laws, such shares are subject to restrictions imposed by such laws on resale and subsequent transfer in addition to the restrictions set forth in this Agreement,
(c) because the Executive may be deemed to be an affiliate of the Company under the federal securities laws, the shares of Restricted Stock may be subject to additional restrictions imposed by applicable law on resale and subsequent transfer in addition to the restrictions set forth in this Agreement, and (d) he is (and his heirs, executors, administrators and representatives are) bound by, and the shares of Restricted Stock are subject to, the terms, conditions and restrictions set forth in this Agreement, the Company's Certificate of Incorporation and applicable law.

         The Executive hereby represents and warrants to the Company as follows:

            (a) The Executive is a member of the Company's Board of Directors and is the Company's Chairman of the Board and Chief Executive Officer;

            (b) No representations, promises or commitments have been made to the Executive concerning the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result owning the shares of Restricted Stock, nor have any representations, promises or commitments been made to the Executive relating to any repurchase by the Company of shares of Restricted Stock upon vesting; and

            (c) The shares of Restricted Stock shall be held by him for his own account and not for another person and not with a view to resale, distribution, subdivision or fractionalization of such shares.


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         6. Non-transferability. Until the shares of Restricted Stock shall become vested as provided in this Agreement, such unvested shares (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Executive. Any attempted or purported act in breach of or contrary to this Section 6 shall be null and void and of no force or effect whatsoever.

         7. Issuance of Shares. Promptly following the execution of this Agreement, the Company shall issue (or purchase in the open market or in a privately-negotiated transaction) the shares of Restricted Stock and thereafter maintain such shares in book-entry form in the name of the Executive, and such shares shall be outstanding for all corporate purposes. Until such time as shares of Restricted Stock shall become vested as provided in this Agreement, the Company shall not issue any certificate representing unvested shares in the name or for the benefit of the Executive. Promptly following the respective dates on which shares of Restricted Stock become vested as provided in this Agreement, the Company shall release such vested shares to the Executive, less any withholding required by Section 8 hereof, and shall issue a stock certificate representing such vested shares in the name of the Executive and with a legend in substantially the following form imprinted thereon. The Executive shall not be entitled to hold any vested shares in street name with any broker, bank, trustee, custodian or other person until all restrictions on transfer imposed by this Agreement and by applicable law shall have expired or been satisfied.

                             RESTRICTION ON TRANSFER

         The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the "Act") or under any state securities laws and may not be sold, transferred, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.

         The securities represented by this Certificate are subject to the terms of a Restricted Stock Award Agreement, which contains restrictions on the sale, transfer, pledge and other disposition of, and other matters relating to, these securities, a copy of which Agreement is on file with the Secretary of the Company.

         8. Income and Employment Tax Withholding. All required federal, state and local income and employment taxes (and all interest and penalties thereon) that arise by virtue of the vesting of the shares of Restricted Stock shall be the responsibility of and paid by the Executive. The Company shall have the right to require payment to it of the taxes and other charges required by law to be withheld as a result of the vesting of the shares of Restricted Stock. The Company is hereby entitled, and the Executive hereby authorizes the Company, to withhold shares of Restricted Stock to satisfy any withholding tax liability of the Company. The value of the shares that may be withheld shall equal the Company's aggregate withholding tax obligations in


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connection with the vesting of the shares of Restricted Stock (or, if made, the
Executive's election under Section 83(b) of the Internal Revenue Code) and shall be based upon the closing price of the Company's common stock, as quoted by the principal securities exchange or market on which the Company's common stock is then traded, on each vesting date specified in Section 3 hereof (or, if the Executive makes an election under Section 83(b) of the Internal Revenue Code, on the grant date of the award of the Restricted Stock). The Company understands and agrees that the Executive is entitled to make an election under Section 83(b) of the Internal Revenue Code with respect to the shares of Restricted Stock.

         9. Changes in Stock. In the event of a change in the Company's common stock due to a stock split, stock dividend, recapitalization or other event specified by the Compensation Committee of the Company's Board of Directors, the Committee shall make appropriate adjustment or substitution in the number and type of shares under this Agreement.

         10. Employment Agreement. This Agreement and the Employment Agreement are separate and distinct agreements. This Agreement shall have no effect whatsoever on the respective rights and obligations of the Company and the Executive under the Employment Agreement, and the Executive's employment by the Company shall be governed solely by the Employment Agreement and applicable law.

         The shares of Restricted Stock are hereby granted and awarded to the Executive in lieu, and in full satisfaction, of the Company's obligation to grant shares of restricted common stock to the Executive under the LTIP for the 2005-07 performance period pursuant to Section 3(c) of the Employment Agreement. The Executive hereby waives any right to receive any grant or award under the LTIP for the 2005-07 performance period.

         11. Change in Control. In the event of a Change in Control of the Company, all shares of Restricted Stock that have not yet become vested as provided in this Agreement shall become vested immediately prior to the effectiveness of the Change in Control.

         A "Change in Control" shall occur on the effective date of a transaction or series of related transactions pursuant to which (a) at least fifty-one percent (51%) of the outstanding shares of common stock of the Company shall, subsequent to the date of this Agreement, be owned by any person or entity unrelated to or unaffiliated with the Company, (b) the Company merges into or with, consolidates with or effects any plan of share exchange or other combination with any person or entity unrelated to or unaffiliated with the Company and in which transaction the Company is not the surviving corporation, or (c) the Company disposes of all or substantially all of its assets other than in the ordinary course of business.

         For purposes of the definition of a "Change in Control" under this Agreement, a person or entity shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust or the Chromcraft Revington, Inc. Employee Stock Ownership Plan or any other employee benefit plan sponsored by the Company or any of the Company's subsidiaries or affiliates.


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         12. Miscellaneous.

         (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets or similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control.

         (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

         (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

         (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

         (h) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto relating to the Restricted Stock and supersedes all other prior understandings, commitments and representations, whether oral or written, between the parties hereto relating to the Restricted Stock.



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         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

         (j) Jurisdiction and Venue. The parties hereto hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties relating to this Agreement, shall be filed, tried and litigated only in a federal or state court located in the State of Indiana. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

         (k) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.



                                    *   *   *



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         IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Restricted Stock Award Agreement as of the day and year first above written.


                                        CHROMCRAFT REVINGTON, INC.



                                        By:      /s/ Frank T. Kane
                                            --------------------------------
                                            Frank T. Kane
                                            Vice President-Finance



                                        EXECUTIVE



                                          /s/ Benjamin M. Anderson-Ray
                                        -------------------------------
                                        Benjamin M. Anderson-Ray






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